UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

February 25, 2026

Partners Group Lending Fund, LLC
(Exact name of registrant as specified in its charter)

Delaware	000-56792	88-3153051
(State or other jurisdiction of incorporation or organization)	(Commission file number)	(I.R.S. Employer Identification No.)

1114 Avenue of the Americas, 37th Floor, New York, NY	10036
(Address of principal executive officers)	(Zip Code)

(877) 748-7209
Registrant’s telephone number, including area code

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act

(17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act

(17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

(17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

(17 CFR 240.13e-4(c))

Securities Registered pursuant to section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
N/A	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company

[X]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [   ]

Item 3.02	Unregistered Sales of Unregistered Securities.

As of February 1, 2026, Partners Group Lending Fund, LLC (the “Fund”) sold approximately 6,849 Class M units (the “Units”) for an aggregate price of $52.5 thousand4. The number of Units to be issued was finalized on February 25, 2026. The offer and sale of the Units was made pursuant to Section 4(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”), Regulation D promulgated thereunder and other available exemptions from the registration requirements of the Securities Act to investors who are “accredited investors” within the meaning of Regulation D under the Securities Act.

Item 8.01	Other Events.

Net Asset Value

The net asset value ("NAV") per Unit as of January 31, 20264, as determined in accordance with the valuation policies and procedures approved by the Fund’s board of managers, was as follows:

NAV as of
Unit Class	January 31, 2026
Class I Units	$7.6654
Class M Units	$7.6654

As of January 31, 2026, the Fund’s aggregate NAV was approximately $278.6 million including approximately $226.0 million debt outstanding.

Unit Split

On February 26, 2026, the Fund’s Board of Directors approved a 5:1 forward split of all of its issued and outstanding common units. Unitholders of record as of February 26, 2026, received four additional units of each class of common unit for each unit held. The forward split was effective on February 27, 2026. As of February 27, 2026, the Fund had approximately 181,682,064 issued and outstanding Class I Units and approximately 48,421 issued and outstanding Class M Units.

Portfolio and Business Commentary

Portfolio Statistics

As of January 31, 2026, the Fund had investments in 55 portfolio companies1. The geographic allocation of the Fund’s portfolio companies, represented as a percentage of fair value, were as follows: 97% in North America, 0% in Europe, and 3% in Asia and Rest of World1.

 Portfolio Summary as of January 31, 2026

Total Portfolio Size	$474.1 million
Borrowers[1]	55
Weighted Average Credit Spread[2]	5.1%
Median LTM EBITDA (at entry)[3]	$94.4 million
Weighted Average First Lien Net Leverage Ratio (at entry)[3]	5.8x
Weighted Average Total Net Leverage Ratio (at entry)[3]	6.0x
Weighted Average loan to value ("LTV") (at entry)[3]	40.5%

[1]	Calculation excludes CLO tranches
[2]	Calculation includes all instruments with floating rate spreads
[3]	Calculation excludes CLO tranches, opportunistic credit, and recurring revenue loans
[4]	Per unit data does not reflect the unit split that was effective on February 27, 2026

Asset Allocations

As of January 31, 2026, based on fair value, the Fund’s portfolio investments consisted of the following:

Portfolio Investments
First lien / Unitranche Loans	94.6%
Opportunistic Credit	1.5%
Broadly Syndicated Loans	0.0%
CLO tranches	3.9%
Total	100.0%

As of January 31, 2026, the ten largest industries in which the Fund was invested, represented as a percentage of fair value1, were as follows:

Industry[2]
Software	25.5%
Health Care Providers & Services	11.3%
IT Services	9.3%
Professional Services	9.2%
Capital Markets	6.5%
Trading Companies & Distributors	5.7%
Diversified Consumer Services	5.2%
Electronic Equipment, Instruments & Components	4.3%
Commercial Services & Supplies	3.4%
Electrical Equipment	3.1%

As of January 31, 2026, the ten largest portfolio company investments in which the Fund was committed, based on par value or, in the case of equity investments, cost, were as follows:

Issuer	Par or Cost ($ in millions)	% of Total
Diligent Corporation	22.3	3.9%
PT Intermediate Holdings III, LLC	22.1	3.9%
PMA Parent Holdings, LLC	20.7	3.6%
DigiCert, Inc.	19.6	3.4%
Ascend Partner Services LLC	18.5	3.2%
Optimizely North America Inc.	18.2	3.2%
Ruby Buyer, LLC	16.0	2.8%
MRI Software LLC	15.1	2.6%
CSAFE Acquisition Company, Inc.	14.9	2.6%
GovCIO Buyer Company	14.5	2.5%

As of January 31, 2026, based on fair value, investments by vintage year were as follows1:

Investments Split by Year
2023	14.7%
2024	44.6%
2025	39.5%
2026	1.2%

[1]	Calculation excludes CLO tranches
[2]	Reflects minor adjustments to the categorization of certain investments between industries

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Partners Group Lending Fund, LLC

		By:	/s/ Brian Igoe
Dated:	March 3, 2026		Brian Igoe
Chief Financial Officer